UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 15, 2020

Date of Report (Date of earliest event reported)

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SIGMATRON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23248	36-3918470
(State or other jurisdiction of incorporation)	(Commission File number)	(I.R.S. Employer Identification No.)

2201 Landmeier Road, Elk Grove Village, Illinois 60007

(Address of principal executive offices)                                           (Zip Code)

(847) 956-8000

(Registrant’s telephone number, including area code)

___________________________________

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class Common Stock $0.01 par value per share	Trading Symbol SGMA	Name of each exchange on which registered The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

ITEM  1.01.Entry into a Material Definitive Agreement.

On July 15, 2020, SigmaTron International, Inc. (the “Company”) entered into Amendment No. 6 to Amended and Restated Loan and Security Agreement (such Amendment No. 6, the “6th Amendment” and the Amended and Restated Loan and Security Agreement, as amended, the “Agreement”) by and among U.S. Bank National Association (the “Bank”) and the Company.  The Bank is also the Company’s lender for the Company’s PPP Loan, as discussed below.  On August 7, 2020, the Company entered into Amendment No. 7 to Amended and Restated Loan and Security Agreement (the “7th Amendment”) by and among the Bank and the Company.  On September 8, 2020, the Company entered into Amendment No. 8 to Amended and Restated Loan and Security Agreement (the “8th Amendment” and, with the 6th Amendment and the 7th Amendment, the “Amendments”) by and among the Bank and the Company.  Copies of each of the Amendments are included, respectively, as Exhibits 10.1, 10.2, and 10.3 filed herewith, and the terms of each of the Amendments filed herewith are incorporated herein by reference.  Capitalized terms used, but not otherwise defined, herein have the meanings given in the respective Amendment.

Subject to certain representations and warranties of the Company and specified conditions precedent that were met, effective as of April 30, 2020, the  6th Amendment was entered into to (i) amend and restate the definition of Adjusted EBITDAR, (ii) add certain defined terms related to the Company’s PPP Loan, which is discussed in more detail in the Company’s Current Report on Form 8-K filed on April 24, 2020, and adding the PPP Loan as a permitted Indebtedness, and (iii) amend Section 8.1 of the Agreement to add a proviso permitting the use of estimated Qualifying Expenses for the purposes of testing the Fixed Charge Coverage Ratio if April 30, 2021 testing date contains any period for which the actual Qualifying Expenses are not yet known.

Subject to certain representations and warranties of the Company and specified conditions precedent that were met, effective as of April 30, 2020, the 7th Amendment was entered into to (i) further amend and restate the definition of Adjusted EBITDAR and amend and restate the definition of EBITDA, (ii) delete the defined terms Excluded Person and Included Person, and (iii) delete the estimated Qualifying Expenses proviso that was added pursuant to the 6th Amendment.

Subject to certain representations and warranties of the Company and specified conditions precedent that were met, effective as of August 1, 2020, the 8th Amendment was entered into to (i) add as a defined term the Eighth Amendment Effective Date, (ii) add as a permitted Investment pursuant to Section 7.5 of the Agreement “other Investments not to exceed $4,000,000,” and (iii) amend and restate Section 8.2 of the Agreement to adjust the Company’s covenant not to permit Availability to be less than 20% of the Revolving Line Cap.

ITEM 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.Description

10.1	Amendment No. 6 to Amended and Restated Loan and Security Agreement
10.2	Amendment No. 7 to Amended and Restated Loan and Security Agreement
10.3	Amendment No. 8 to Amended and Restated Loan and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMATRON INTERNATIONAL, INC.

Date: September 9, 2020	By:	/s/ Gary R. Fairhead
	Name:	Gary R. Fairhead
	Title:	President and Chief Executive Officer